Exhibit 10.40

AMENDMENT NO. 1

TO COMPENSATION FOR BOARD SERVICE AND CHANGE OF CONTROL AGREEMENT BY AND BETWEEN INTELLISYNC CORPORATION (FORMERLY KNOWN AS PUMATECH, INC.) (“INTELLISYNC”)  AND MICHAEL CLAIR (MR. CLAIR)

This Amendment No. 1 (“Amendment”) amends that certain Compensation for Board Service and Change of Control Agreement dated October 18, 2003 (“the Agreement”) as between the parties identified above.  This Amendment is effective as of the later of the dates of execution by both parties (“Amendment Date”).

WHEREAS the parties agree to amend the Agreement to reflect minor adjustments to the compensation of Intellisync’s non-employee Directors;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the parties agree to amend the Agreement according to the following:

I.                                         Schedule 2 of the Agreement is deleted in its entirety and replaced with Exhibit A, attached hereto and incorporated herein.

II.                                     Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

MICHAEL CLAIR		INTELLISYNC CORPORATION

By:	/s/ MICHAEL CLAIR	By:	/s/ KEITH KITCHEN

Name:	Michael Clair	Name:	Keith Kitchen

Title:	Chairman	Title:	CFO

Date:	8/24/05	Date:	8/29/05

EXHIBIT A

SCHEDULE 2

Schedule of Non-Employee Director Compensation

1.               Intellisync shall pay each non-employee Board member annual compensation in the amount of Twenty Thousand Dollars ($20,000),  to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

2.               Intellisync shall pay the non-employee Chairman of the Board an additional Fifteen Thousand Dollars ($15,000) to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Chairman of the Board shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

3.               Intellisync shall pay the non-employee Board Committee Chairman of the Audit Committee an additional Twenty Thousand Dollars ($20,000) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee Chairman shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

4.               Intellisync shall pay every other non-employee Board Committee member of the Audit Committee an additional Seven Thousand Five Hundred Dollars ($7,500) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee member shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

5.               Intellisync shall pay the non-employee Board Committee Chairman of the Compensation Committee an additional Seven Thousand Five Hundred Dollars ($7,500) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee Chairman shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

6.               Intellisync shall pay every other non-employee Board Committee member of the Compensation Committee an additional Five Thousand Dollars ($5,000) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee member shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

7.               Intellisync shall pay the non-employee Board Committee Chairman of the Nomination and Governance Committee an additional Seven Thousand Five Hundred Dollars ($7,500) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee Chairman shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

8.               Intellisync shall pay every other non-employee Board Committee member of the Nomination and Governance Committee an additional Five Thousand Dollars ($5,000) annually to be paid in equal quarterly installments, commencing on August 1, 2005, and continuing every year thereafter; provided in each case that the Director’s service as Board Committee member shall not have terminated for any reason (including death or disability) prior to any such quarterly payment date.

9.               Intellisync shall pay the non-employee Board Committee Chairman of the Special Strategy Committee an additional Twenty Thousand Dollars ($20,000) with Ten Thousand Dollars ($10,000) due upon the establishment of the Committee, and the final Ten Thousand Dollars ($10,000) due upon the termination of the Special Strategy Committee.

10.         Intellisync shall pay every other non-employee Board Committee member of the Special Strategy Committee an additional Ten Thousand Dollars ($10,000) with Five Thousand Dollars ($5,000) due upon the establishment of the Committee, and the final Five Thousand Dollars ($5,000) due upon the termination of the Special Strategy Committee.

11.         Intellisync shall pay each non-employee Board member One Thousand Dollars ($1,000) cash upon adjournment of each regularly scheduled Board meeting that such Board member attends in person and in entirety.

12.         Intellisync shall pay each non-employee Board member Five Hundred ($500) cash upon adjournment of each regularly scheduled Board meeting that such Board member is either unable to attend in person, or is not required to attend in person, but otherwise attends telephonically and in entirety.

13.         Intellisync shall pay each non-employee Board Committee Chairperson or member cash in the amount shown in the following table under the columns titled “In Person” upon adjournment of each regularly scheduled meeting of each Committee of the Board of Directors that such Board Committee member attends in person and in entirety or cash in the amount shown in the following table under the columns titled “By Phone” within a reasonable time upon adjournment of each regularly scheduled meeting of each Committee of the Board of Directors that such Board Committee member is unable to attend in person, or is not required to attend in person, but otherwise attends telephonically and in entirety.  The Corporation shall make reasonable efforts to schedule Committee meetings immediately prior to or after regularly scheduled Board meetings.

	Audit Committee		Compensation Committee		Nomination and Governance Committee		Special Strategy Committee
	In Person	By Phone	In Person	By Phone	In Person	By Phone	In Person	By Phone
Chairperson	$1,500	$750	$1,000	$750	$1,000	$750	$1,000	$750
Member	$1,000	$500	$750	$500	$750	$500	$750	$500

14.         Intellisync shall pay and reimburse the non-employee Board members for reasonable expenses, including travel and lodging, in conjunction with Board and Committee meeting attendance, as well as for activities and customer meetings as requested by Intellisync management.

Intellisync reserves the right to change the compensation set forth in this schedule at any time, by resolution of the Board of Directors, or a duly authorized committee thereof.